UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19122 US Highway 281N, Suite 128
San Antonio, Texas 78258
(Address of principal executive offices, including zip code)

1-800-961-4454
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 12, 2024, Rackspace Technology, Inc. (together with its subsidiaries, the “Company”) closed a private debt exchange (the “Private Exchange”) with (i) holders (the “Participating Holders”) of the existing 3.50% First-Priority Senior Secured Notes due 2028 (the “Existing Secured Notes”) issued by Rackspace Technology Global, Inc., a wholly owned subsidiary of the Company (the “Existing Borrower”), representing more than 64% of the aggregate principal amount of the outstanding Existing Secured Notes, and (ii) lenders (the “Participating Lenders” and, together with the Participating Holders, the “Participating Secured Parties”) representing more than 72% of the aggregate principal amount of the outstanding term loans (the “Existing Term Loans”) under the Company’s First Lien Credit Agreement, originally dated November 3, 2016 (as amended, the “Existing Credit Agreement”).

Pursuant to the Private Exchange, (i) $331.4 million aggregate principal amount of Existing Secured Notes and $1,588.8 million aggregate principal amount of Existing Term Loans were exchanged or purchased for cancellation and (ii) $267.3 million aggregate principal amount of new first lien second out secured notes due 2028 (the “New Secured Notes”) and $1,312.0 million aggregate principal amount of new first lien second out term loans (the “New FLSO Term Loans”) were issued by Rackspace Finance, LLC, a new subsidiary of the Company (the “New Borrower”).

As a result of the Private Exchange, the Company eliminated more than $375.0 million of its debt and extended the maturity of $1,579.4 million of its debt until May 2028. In addition, the New Borrower issued $275.0 million in aggregate principal amount of first lien first out senior secured term loans (the “New FLFO Term Loans”) and the Company repurchased and cancelled $69.3 million aggregate principal amount of its 5.375% Senior Notes due 2028.

With respect to the remaining $182.3 million aggregate principal amount of the outstanding Existing Secured Notes and $592.3 million aggregate principal amount of the Existing Term Loans of the Company, the Company expects to commence the Public Exchange Offers (as defined below) with respect to such indebtedness shortly following the date hereof, as described in further detail below.

New FLSO Term Loan Facility

General

As part of the Private Exchange, the New Borrower entered into a First Lien Credit Agreement, dated March 12, 2024 (the “New Credit Agreement”), among Rackspace Finance Holdings, LLC (“New Holdings”), the New Borrower, the lenders and issuing banks party thereto and Citibank, N.A., as administrative agent and collateral agent. The New Borrower issued the New FLSO Term Loans (the “New FLSO Term Loan Facility”) under the New Credit Agreement in an initial aggregate principal amount of approximately $1,312.0 million.

Interest Rate

The New FLSO Term Loans bear interest at a rate equal to term SOFR (subject to a 0.75% per annum floor) plus an applicable margin of 2.75% per annum, with a credit spread adjustment based on the interest period for the relevant borrowing, and will be payable in cash. The New FLSO Term Loans have a maturity date of May 15, 2028.

Amortization and Prepayments

Beginning on March 31, 2024, the New FLSO Term Loans require scheduled amortization payments in an annual amount equal to 1.00% of the original principal amount of the New FLSO Term Loans, with the balance to be paid at maturity. Prior to September 12, 2025, the New Borrower may prepay some or all of the New FLSO Term Loans, together with accrued and unpaid interest, subject to the applicable “make-whole” premium. On or after September 12, 2025, the New Borrower may prepay some or all of the New FLSO Term Loans, together with accrued and unpaid interest, without prepayment premium or penalty.

Collateral and Guarantors

All obligations under the New FLSO Term Loan Facility are guaranteed on a senior secured basis, jointly and severally, by New Holdings on a limited-recourse basis and by certain of the New Borrower’s subsidiaries (the “Subsidiary Guarantors” and, together with New Holdings, the “Guarantors”). The obligations under the New FLSO Term Loan Facility are secured by a pledge of the New Borrower’s capital stock directly held by New Holdings and substantially all of the New Borrower’s and the Subsidiary Guarantors’ assets, subject to exceptions (the “Collateral”). After giving effect to the transactions described herein, the New Borrower directly or indirectly owns substantially all the assets of the Company. The Subsidiary Guarantors are comprised of the same Company subsidiaries that previously guaranteed the Existing Term Loans and Existing Secured Notes. Following the completion of the Private Exchange such entities no longer guarantee, or pledge collateral to secure, the Existing Term Loans or Existing Secured Notes.

Under the terms of the security documents governing the Collateral (the “Security Documents”) and the first lien/first lien intercreditor agreement (the “New First Lien Intercreditor Agreement”), any amounts received by the collateral agent or any other secured party in respect of the proceeds of Collateral will be applied to repay the holders of first lien first out indebtedness (including the New Revolving Credit Facility and the New FLFO Term Loans) (the “Super-Priority Indebtedness”) prior to any payment in respect of the Collateral to the holders of the New Secured Notes, the New FLSO Term Loans and any other indebtedness of the New Borrower and the Guarantors that does not constitute Super-Priority Indebtedness until such obligations are paid in full.

Restrictive Covenants and Other Matters

The New FLSO Term Loan Facility contains certain customary affirmative covenants and events of default. The negative covenants include, among other things, limitations (none of which are absolute) on the ability of the New Borrower and the Subsidiary Guarantors to:

•incur additional debt or issue certain preferred shares;

•create liens on certain assets;

•make certain loans or investments (including acquisitions);

•pay dividends on or make distributions in respect of their capital stock or make other restricted payments;

•consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

•sell assets;

•enter into certain transactions with their affiliates;

•enter into sale-leaseback transactions;

•change their lines of business;

•restrict dividends from their subsidiaries or restrict liens;

•change their fiscal year; and

•modify the terms of certain debt or organizational agreements.

The foregoing description of the New FLSO Term Loans is qualified in its entirety by reference to the New Credit Agreement, which governs the terms of the New FLSO Term Loans and which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

New FLFO Term Loan Facility

General

On March 12, 2024, the New Borrower entered into an Incremental Assumption and Amendment Agreement No. 1 to the New Credit Agreement (the “Credit Agreement Amendment”), pursuant to which the New Borrower issued the New FLFO Term Loans (the “New FLFO Term Loan Facility”) in an initial aggregate principal amount of $275.0 million. In connection with the entry into the New FLFO Term Loan Facility, the New Borrower agreed to pay certain commitment fees to parties that backstopped such facility.

Interest Rate

The New FLFO Term Loans bear interest at a rate equal to term SOFR plus an applicable margin of 6.25% per annum and were issued with 1.00% of original issue discount. The New FLFO Term Loans have a maturity date of May 15, 2028.

Amortization and Prepayments

Beginning on June 30, 2024, the New FLFO Term Loans will require scheduled amortization payments in an annual amount equal to 1.00% of the original principal amount of the New FLFO Term Loans, with the balance to be paid at maturity. Prior to September 12, 2025, the New Borrower may prepay some or all of the New FLFO Term Loans, together with accrued and unpaid interest, subject to the applicable “make-whole” premium. On or after September 12, 2025 but prior to September 12, 2027, the New Borrower may prepay some or all of the New FLFO Term Loans, together with accrued and unpaid interest, subject to a prepayment fee equal to (x) 3.00% of the principal amount of the New FLFO Term Loans so prepaid prior to September 12, 2026 and (y) 1.00% of the principal amount of the New FLFO Term Loans so prepaid on or after September 12, 2026 but prior to September 12, 2027. On or after September 12, 2027, the New Borrower may prepay some or all of the New FLFO Term Loans, together with accrued and unpaid interest, without prepayment premium or penalty.

Collateral and Guarantors

All obligations under the New FLFO Term Loan Facility are guaranteed on a senior secured basis, jointly and severally, by New Holdings on a limited-recourse basis and by the Subsidiary Guarantors. The obligations under the New FLFO Term Loan Facility are secured by the same Collateral that secures the New FLSO Term Loan Facility, the New Revolving Credit Facility and the New Secured Notes.

Under the terms of the Security Documents and New First Lien Intercreditor Agreement, any amounts received by the collateral agent or any other secured party in respect of the proceeds of collateral will be applied to repay the holders of Super-Priority Indebtedness (including the FLFO Term Loan Facility and the New Revolving Credit Facility) prior to any payment to the holders of the New Secured Notes, the New FLSO Term Loans and any other indebtedness of the New Borrower and the Guarantors that does not constitute Super-Priority Indebtedness until such obligations are paid in full.

Restrictive Covenants and Other Matters

The affirmative covenants, negative covenants and events of default contained in the New FLFO Term Loan Facility are substantially similar to those with respect to the New FLSO Term Loan Facility.

The foregoing description of the New FLFO Term Loan Facility is qualified in its entirety by reference to the Credit Agreement Amendment, which governs the terms of the New FLFO Term Loan Facility and which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

New Revolving Credit Facility

General

On March 12, 2024, the New Borrower also established new first out first lien revolving credit commitments in an aggregate principal amount of $375.0 million under the New Credit Agreement (the “New Revolving Credit Facility”). All revolving lenders under the Company’s prior revolving credit facility agreed to exchange their revolving loan commitments for commitments in respect of the New Revolving Credit Facility, which replaces in full the Company’s prior revolving credit facility.

Interest Rate, Fees and Prepayments

The New Revolving Credit Facility bears interest at a rate equal to term SOFR (subject to a 1.00% per annum floor) plus an applicable margin of initially 3.00% per annum and will be payable in cash. After June 30, 2024, the applicable margin will be subject to a net first lien leverage-based pricing grid as set forth in the New Credit Agreement. The New Revolving Credit Facility has a maturity date of May 15, 2028. In addition to paying interest on the outstanding principal under the New Revolving Credit Facility, the New Borrower is required to pay a commitment fee equal to initially 0.50% per annum to the lenders under the New Revolving Credit Facility in respect of the unutilized commitments thereunder. After June 30, 2024, the commitment fee will be subject to a net first lien leverage-based pricing grid as set forth in the New Credit

Agreement. The New Borrower may prepay loans incurred under the New Revolving Credit Facility, together with accrued and unpaid interest, without prepayment premium or penalty.

Collateral and Guarantors

All obligations under the New Revolving Credit Facility are guaranteed on a senior secured basis, jointly and severally, by New Holdings on a limited-recourse basis and by the Subsidiary Guarantors. The obligations under the New Revolving Credit Facility are secured by the same Collateral securing the New FLSO Term Loan Facility, the New FLFO Term Loan Facility and the New Secured Notes. Under the terms of the Security Documents and New First Lien Intercreditor Agreement, any amounts received by the collateral agent or any other secured party in respect of the proceeds of Collateral will be applied to repay the holders of Super-Priority Indebtedness (including the FLFO Term Loan Facility and the New Revolving Credit Facility) prior to any payment in respect of the Collateral to the holders of the New Secured Notes, the New FLSO Term Loans and any other indebtedness of the New Borrower and the Guarantors that does not constitute Super-Priority Indebtedness until such obligations are paid in full.

Restrictive Covenants and Other Matters

The affirmative covenants, negative covenants and events of default contained in the New Revolving Credit Facility are substantially similar to those with respect to the New FLSO Term Loan Facility. In addition, the New Revolving Credit Facility requires that the New Borrower, commencing as of March 31, 2024, and subject to a testing threshold, comply on a quarterly basis with a maximum super-priority net senior secured leverage ratio of 5.00 to 1.00. The testing threshold will be satisfied if the aggregate amount of funded loans and issued letters of credit (excluding undrawn letters of credit under the revolving credit facility up to $25 million and letters of credit that are cash collateralized) under the New Revolving Credit Facility on such date exceeds an amount equal to 35% of the then-outstanding commitments under the New Revolving Credit Facility.

The foregoing description of the New Revolving Credit Facility is qualified in its entirety by reference to the New Credit Agreement, which governs the terms of the New Revolving Credit Facility and which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

New Secured Notes

General

On March 12, 2024, in connection with the consummation of the Private Exchange, the New Borrower issued an aggregate principal amount of approximately $267.3 million of New Secured Notes. The New Secured Notes were issued pursuant to an indenture, dated March 12, 2024 (the “New Secured Notes Indenture”), among the New Borrower, the Subsidiary Guarantors and Computershare Trust Company, N.A., as trustee.

The New Secured Notes bear interest at a fixed rate of 3.50% per annum, accruing from March 12, 2024. Interest is payable semiannually in arrears on February 15 and August 15 of each year, commencing on August 15, 2024. The New Secured Notes will mature on May 15, 2028.

The New Secured Notes are fully and unconditionally guaranteed, jointly and severally, by New Holdings on a limited-recourse basis and by the Subsidiary Guarantors. The New Secured Notes and the related guarantees are secured by a pledge of the same Collateral that secures the New FLSO Term Loan Facility, the New Revolving Credit Facility and the New FLFO Term Loan Facility.

Under the terms of the Security Documents and the New First Lien Intercreditor Agreement, any amounts received by the collateral agent or any other secured party in respect of the proceeds of Collateral will be applied to repay the holders of Super-Priority Indebtedness (which does not include the New Secured Notes) prior to any payment in respect of the Collateral to the holders of the New Secured Notes, the New FLSO Term Loans and any other indebtedness of the New Borrower and the Guarantors that does not constitute Super-Priority Indebtedness until such obligations are paid in full.

The New Secured Notes were issued in a private placement exempt from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), and are not subject to registration rights.

Redemption

The New Borrower may redeem some or all of the New Secured Notes at its option prior to September 12, 2025 at a redemption price equal to 100% of the principal amount of the New Secured Notes redeemed, plus a “make-whole” premium described in the New Secured Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Commencing September 12, 2025, the New Borrower may redeem the New Secured Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Secured Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

Certain Covenants

The New Secured Notes Indenture contains covenants that, among other things, limit the ability of the New Borrower and its subsidiaries to incur certain additional debt, incur certain liens securing debt, pay certain dividends or make other restricted payments, make certain investments, make certain asset sales and enter into certain transactions with affiliates. These covenants are subject to a number of exceptions, limitations, and qualifications as set forth in the New Secured Notes Indenture. Additionally, upon the occurrence of a “Change of Control” (as defined in the New Secured Notes Indenture), the New Borrower will be required to make an offer to repurchase all of the outstanding New Secured Notes at a price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The New Secured Notes Indenture also contains customary events of default.

The foregoing description of the New Secured Notes Indenture is qualified in its entirety by reference to the New Secured Notes Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Transaction Support Agreement

In connection with the Private Exchange, the Existing Borrower and the New Borrower entered into a Transaction Support Agreement (the “TSA”), dated March 7, 2024, with the Participating Secured Parties, pursuant to which the Existing Borrower and the New Borrower agreed to, among other things, effect the Private Exchange. The TSA includes certain customary terms for agreements of this type, including with respect to representations and warranties, closing conditions, termination rights, fee reimbursements and indemnities.

Item 2.02.    Results of Operations and Financial Condition.

On March 12, 2024, the Company issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2023. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.    Regulation FD Disclosure.

Closing of Private Exchange

    On March 12, 2024, the Company issued a press release announcing the closing of the Private Exchange. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

Anticipated Public Exchanges

Shortly following the date hereof, the Company expects to commence an offer to all of the holders of the Existing Borrower’s remaining Existing Term Loans (the “Public Term Loan Exchange”) and to all of the holders of the Existing

Borrower’s remaining Existing Secured Notes (the “Public Note Exchange” and, together with the Public Term Loan Exchange, the “Public Exchanges”). Assuming full participation in the Public Exchanges, the Company expects that (i) $774.7 million aggregate principal amount of Existing Secured Notes and Existing Term Loans would be exchanged or purchased for cancellation and (ii) $127.6 million aggregate principal amount of New Secured Notes and $418.8 million aggregate principal amount of New FLSO Term Loans would be issued by the New Borrower.

The Public Exchanges, if launched, will be subject to certain customary closing conditions and termination provisions and may not be consummated on the terms described herein or at all.

This report is for informational purposes only and shall not constitute or form part of any offer or invitation to purchase or sell, or any solicitation of any offer to sell or purchase, notes or any other securities or debt instruments, and neither this report nor any part of it, nor the fact of its release, shall form the basis of, or be relied on or in connection with, any contract therefor. The Public Note Exchange will be made only by and pursuant to the terms and conditions of a confidential offering memorandum that will only be made available to eligible holders of the Existing Secured Notes. The complete terms and conditions of the Public Note Exchange for the Existing Secured Notes will be set forth in such confidential offering memorandum. The Public Term Loan Exchange will be made only by and pursuant to the terms and conditions of an exchange agreement that will only be made available to holders of the Existing Term Loans. The complete terms and conditions of the Public Term Loan Exchange for the Existing Term Loans will be set forth in such exchange agreement. None of the Company, the Existing Borrower, the New Borrower or any of their affiliates takes any position or makes any recommendation as to whether or not eligible holders should participate in the Public Note Exchange or the Public Term Loan Exchange once commenced.

Cleansing Materials

Prior to the execution of the TSA, the Company entered into confidential discussions with certain of its creditors regarding the Private Exchange. In connection with such confidential discussions, the Company provided certain non-public information to such creditors pursuant to non-disclosure agreements. The Company is disclosing the materials attached hereto as Exhibit 99.3 (the “Discussion Materials”) in satisfaction of its obligations to publicly disclose certain information provided to such creditors under the non-disclosure agreements.

The Discussion Materials were prepared solely to facilitate a discussion with the parties to the non-disclosure agreements and were not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Discussion Materials include forward-looking statements, which should not be relied upon as a reliable prediction of future events. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Discussion Materials or undertakes any obligation to publicly update the Discussion Materials to reflect circumstances existing after the date when the Discussion Materials were prepared or conveyed or to reflect the occurrence of future events.

The information contained in this Item 7.01, including Exhibits 99.2 and 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

The Company has made statements in this report that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this report are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements include statements related to the Private Exchange and the Public Exchanges, among other things. The Public Exchanges will be subject to customary closing conditions. Any forward-looking statement made in this report speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. The Company cautions that these statements are subject to risks and uncertainties, many of which are outside of its control, and could cause future events or results to be materially different from those stated or implied in this report, including among others, risk factors that are described in the Company’s Annual Reports on Form 10-K, Quarterly Reports

on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated March 12, 2024, among Rackspace Finance, LLC, the guarantors party thereto from time to time and Computershare Trust Company, N.A., as trustee

10.1
First Lien Credit Agreement, dated March 12, 2024, among Rackspace Finance Holdings, LLC, Rackspace Finance, LLC, the lenders and issuing banks party thereto and Citibank, N.A., as administrative agent and Citibank, N.A., acting through its agency & trust business, as collateral agent

10.2
Incremental Assumption and Amendment Agreement No. 1, dated March 12, 2024, among Rackspace Finance Holdings, LLC, Rackspace Finance, LLC, the subsidiary loan parties party thereto, the lenders party thereto and Citibank, N.A., as administrative agent

99.1	Press Release dated March 12, 2024, regarding financial results for the fiscal year ended December 31, 2023

99.2	Press Release dated March 12, 2024, regarding closing of the Private Exchange

99.3	Discussion Materials

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	March 12, 2024	By:	/s/ Mark Marino
Mark Marino
Chief Financial Officer